Exhibit 5.1

August 4, 2005

Bluefly, Inc.
42 West 39th Street
New York, New York 10018

Ladies and Gentlemen:

        On the date hereof, Bluefly, Inc., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sale by certain stockholders of the Company of: (a) 603,448 shares (the "Warrant Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable upon the exercise of certain outstanding warrants (the "Warrants") to purchase shares of Common Stock; (b) 3,046,654 shares (the "Series D Conversion Shares") of the Company's Common Stock issuable upon the conversion of certain outstanding shares of the Company's Series D Preferred Stock; (c) 1,724,138 shares (the "Series F Conversion Shares") of the Company's Common Stock issuable upon the conversion of certain outstanding shares of the Company's Series F Preferred Stock; and (d) 2,154,753 shares (the "PIK Shares," and, together with the Warrant Shares, the Series D Conversion Shares and the Series F Conversion Shares, the "Registered Shares") of Common Stock that may be issued in connection with dividends payable on such shares Series D Preferred Stock and Series F Preferred Stock. This opinion is an exhibit to the Registration Statement.

        We have acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Registered Shares as contemplated by the Registration Statement.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(a) the Company's Certificate of Incorporation as presently in effect, (b) the Company's By-Laws as presently in effect, (c) agreements evidencing the warrants pursuant to which the Warrant Shares may be issued, and (d) minutes and other instruments evidencing actions taken by the Company's directors. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

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        Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Registered Shares).

        Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Registered Shares have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Registered Shares may be offered and sold) when issued in accordance with the terms of the Company's Certificate of Incorporation and/or any applicable warrant agreement relating thereto, the Registered Shares will be, legally and validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the Registered Shares may be offered and sold. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

                                                     Very truly yours,

                                                     /s/ DECHERT LLP